UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2016

NEWELL BRANDS INC.

(FORMERLY KNOWN AS NEWELL RUBBERMAID INC.)

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 18, 2016, Newell Brands Inc. (“Newell Brands”) issued a press release announcing the expiration and final results of its previously announced exchange offers (the “Exchange Offers”) pursuant to which it offered to issue new senior notes (the “New Newell Brands Notes”) in exchange for any and all (to the extent held by eligible holders) of the €300 million aggregate principal amount of the outstanding 3 3/4% Senior Notes due October 1, 2021 issued by Jarden Corporation (“Jarden”) and of the $300 million aggregate principal amount of the outstanding 5% Senior Notes due November 15, 2023 issued by Jarden in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended (the “Securities Act”), and concurrent consent solicitations (the “Consent Solicitations”) from the eligible holders of the Jarden notes to amend the related indentures. In accordance with Rule 135c under the Securities Act, a copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The final settlement of the Exchange Offers and Consent Solicitations is expected to take place on or about April 20, 2016.

Neither the press release filed herewith nor this Current Report on Form 8-K is an offer to sell or the solicitation of an offer to buy the New Newell Brands Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. The Exchange Offers have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release issued on April 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2016

NEWELL BRANDS INC.

	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release issued on April 18, 2016